QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Rentech, Inc.
Denver, Colorado

        We consent to the incorporation by reference in the prospectus constituting a part of this registration statement on Form S-3 of our report dated December 5, 2005 relating to the consolidated financial statements of Rentech, Inc. appearing in the annual report on Form 10-K of Rentech, Inc. for the year ended September 30, 2005.

        We also consent to the reference to us under the caption "Experts" in the in the prospectus which is part of this registration statement.

/s/ Ehrhardt Keefe Steiner & Hottman P.C.

Denver, Colorado
March 20, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM